                                                                     EXHIBIT 4.8

 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR IS SUCH REGISTRATION CONTEMPLATED. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A CALL OPTION AS IS FURTHER DESCRIBED BELOW.


                       WARRANT TO PURCHASE COMMON STOCK OF

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.


 This is to certify that, for value received, FIRST UNION NATIONAL BANK, or registered assigns (in each case, the "Holder"), is entitled to purchase, subject to the provisions of this Warrant (the "Warrant"), from CHESAPEAKE BIOLOGICAL LABORATORIES, INC., a Maryland corporation (the "Company"), having its principal place of business at 1111 South Paca Street, Baltimore City, Maryland 21230, at any time during the period from the date hereof (the "Commencement Date") to 5:00 P.M., Baltimore, Maryland time, on June 11, 2003, as such date may be extended pursuant to Section 4.6 hereof (the "Expiration Date"), at which time this Warrant shall expire and become void, 75,000 shares ("Warrant Shares") of the Company's Common Stock, no par value (the "Common Stock"). This Warrant shall be exercisable at a price ("Exercise Price") which shall initially be Two Dollars and Twenty-Five Cents ($2.25) per share. The number of shares of Common Stock to be received upon exercise of this Warrant shall be adjusted from time to time as set forth below, and the Exercise Price per share shall be subject to adjustment as provided in this Warrant. This Warrant also is subject to the following terms and conditions:

 1.      EXERCISE OF WARRANT AND PAYMENT OF EXERCISE PRICE.

         (a) EXERCISE OF WARRANT. This Warrant may be exercised in accordance with the terms hereof at any time from and after the Commencement Date until the Expiration Date, but if such date is a day on which federal or state chartered banking institutions located in the State of Maryland are authorized to close, then on the next succeeding day which shall not be such a day. Exercise shall be by presentation and surrender to the Company at its principal office, or at the office of any transfer agent designated by the Company, of (i) this Warrant, (ii) the attached exercise form properly executed, and either (iii) cash, certified or cashiers check or wire transfer for the Exercise Price for the number of Warrant Shares specified in the exercise form, or (iv) if the exercise is to be a cashless exercise pursuant to Section 1.(b), written notice of the number of shares of Common Stock with respect to which this Warrant is being surrendered in payment of the aggregate Exercise Price for the Common Stock to be delivered to Holder. If this Warrant is exercised in part only, the Company or its transfer agent shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant in proper form for exercise, accompanied by payment as aforesaid, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered by the Holder.

         (b)      PAYMENT OF WARRANT EXERCISE PRICE.

                  Payment of the Exercise Price may be made by any of the following, or a combination thereof, at the election of Holder:

                  (i)  cash, certified check or cashiers check or wire transfer;
or

                  (ii) surrender of this Warrant at the principal office of the Company together with notice of election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

                           X  =  Y(A-B)/A

where:   X = the number of shares of Common Stock to be issued to Holder (not to exceed the number of Warrant Shares set forth on the cover page of this Warrant, as adjusted pursuant to the provisions of Section 4 of this Warrant);

         Y = the number of shares of Common Stock for which this Warrant is being exercised;

         A = the Fair Market Value of one share of Common Stock (for purposes of this Section 1.(b), the "Fair Market Value" shall be defined in accordance with Section 4.4 hereof;

         B = the Exercise Price (as adjusted to the date of such calculation).

It is intended that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction, if any, shall be deemed to have been acquired at the time this Warrant was issued, for purposes of Sec Rule 144(d)(3)(ii).

 2. RESERVATION OF SHARES AND EXPENSES. The Company shall, at all times until the expiration of this Warrant, reserve for issuance and delivery upon exercise of this Warrant the number of Warrant Shares which shall be required for issuance and delivery upon exercise of this Warrant, and the Company represents and warrants to the Holder that its Board of Directors has authorized and approved the same. The Company covenants that the shares of Common Stock issuable on exercise of the Warrant shall be duly and validly issued and fully paid and non-assessable and free of liens, charges and all taxes with respect to the issue thereof. The Company shall pay all expenses, taxes (other than income or similar taxes imposed on Holder) and other charges payable in connection with the preparation, issue and delivery of stock certificates pursuant to this Warrant. The transfer agent for the Common Stock, which may be the Company ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's stock issuable upon the exercise of this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent.

3. NO RIGHTS AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company, either at law or in equity.

 4.      ADJUSTMENTS.

         4.1. SUBDIVISION OR COMBINATION OF SHARES. If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of Warrant Shares shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all of the Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

         4.2. DIVIDENDS IN COMMON STOCK OR SECURITIES CONVERTIBLE INTO COMMON STOCK. If the Company declares a dividend or distribution on Common Stock payable in Common Stock or securities convertible into Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased, as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend or distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend or distribution shall equal the aggregate amount so payable immediately before such record date.

         4.3. DISTRIBUTIONS OF OTHER SECURITIES OR PROPERTY. If the Company distributes to holders of any of its securities (other than Common Stock or securities convertible into Common Stock), property or any evidence of indebtedness, then in each case, the number of

Warrant Shares thereafter purchasable upon exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable by a fraction, of which the numerator shall be the Fair Market Value price per share of Common Stock (as determined pursuant to Section 4.4) on the record date mentioned below in this Section 4.3, and of which the denominator shall be the Fair Market Value price per share of Common Stock on such record date, less the then fair value (as determined by the Board of Directors of the Company in good faith) of the portion of the shares of the Company's capital stock, property or evidence of indebtedness distributable with respect to each share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively as of the record date for the determination of stockholders entitled to receive such distribution.

         4.4. FAIR MARKET VALUE. Fair market value of the Common Stock ("Fair Market Value") shall be determined as follows:

                  (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the NASDAQ National Market or Small Cap Market, the current Fair Market Value shall be the average closing bid price for the Common Stock on such exchange or NASDAQ during the last thirty (30) trading days; or

                  (b) If the Common Stock is not so listed or admitted to unlisted trading privileges or quoted on NASDAQ, the current Fair Market Value shall be the last bid price reported on the last business day prior to the date of the exercise of this Warrant (i) by NASDAQ, or (ii) if reports are unavailable under clause (i) above, by the National Quotation Bureau Incorporated; or

                  (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid prices are not so reported, the current Fair Market Value shall be determined in good faith as promptly as reasonably practicable by the mutual agreement of the Board of Directors and the Holder. If such parties are unable to reach agreement within 20 days after the need for such determination arises, the Board of Directors shall appoint a nationally recognized investment banking firm acceptable to the Holder (the "Appointed Firm") to make such determination. The parties shall use their best efforts to cause the Appointed Firm to resolve all disagreements as soon as practicable, but in any event within 45 days after the submission of the disputes to such Appointed Firm. The resolution of such disagreements and the determination of Fair Market Value by the Appointed Firm shall be final and binding on the Company and the Holder. The Appointed Firm will determine the allocation of its fees and expenses in connection with its determination of Fair Market Value based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if the Board of Directors claims that the Fair Market Value is $1,000 less than the amount claimed by the Holder, and if the Appointed Firm ultimately resolves the dispute by awarding the Holder $300 of the $1,000 contested, then the fees and expenses of the Appointed Firm will be allocated 70% (I.E.: 700/1000) to the Holder and 30% (I.E. : 300/1000) to the Company.

         4.5. RIGHTS OFFERING. If the Company offers rights or warrants to persons which entitle them to subscribe to or purchase Common Stock or securities convertible into Common Stock, and if the price per share (together with the value of the consideration, if any, paid for such rights or warrants) is lower on the record date referred to below than the then Fair Market Value price per share of Common Stock, the Company shall immediately pay an Adjustment Fee (as hereinafter defined) in cash to the Holder calculated in accordance with the formula set forth below. As used herein, the following terms shall have the following meanings:

                           (i) "WS" shall mean the number of shares of Common
Stock of the Company for which this Warrant is exercisable;

                           (ii) "CDO" shall mean Common Stock of the Company
deemed outstanding at the time of a dilutive issuance;

                           (iii) "DI" shall mean the number of shares of Common
Stock of the Company deemed issued in a dilutive issuance;

                           (iv) "NDI" shall mean the number of shares of Common
Stock of the Company that would have been issued in a dilutive issuance had Fair Market Value been paid;

                           (iv) "FMV" shall mean Fair Market Value;

                           (vi) "EP" shall mean the Exercise Price then in
effect;

                           (vii) "AWS" shall mean (CDO +DI) /(CDO +NDI) x WS;
and

                           (viii) "AEP" shall mean (EP x WS) /AWS.

The term "Adjustment Fee," as used herein, shall mean and be calculated in accordance with the following formula:

 Adjustment Fee = ((AWS - WS) x (FMV - AEP)) + (WS x (EP - AEP))

The following is an example of a calculation of the Adjustment Fee as defined above:

         Example:

         WS       = $   75,000.00
         EP       = $        2.25

         FMV      = $        4.00
         NDI      = $1,000,000.00
         DI       = $1,500,000.00
         CDO      = $5,500,000.00


Adjustment Fee = ((80,775 - 75,000) x ($4.00 - $2.089)) + ((75,000 x ($2.25 -
$2.089))


                  = (5775 x $1.911) + (75,000 x $0.161)
                  = $11,036.03 + $12,075
                  = $23,111.03


AWS               = ((5,500,000 + 1,500,000) / (5,500,000 + 1,000,000)) x 75,000
                  = ((7,000,000) /(6,500,000)) x 75,000
                  = 1.077 x 75,000
                  = 80,775

AEP               = ($2.25 x 75,000) /80,775
                  = $168,750 /80,775
                  = $2,089

An Adjustment Fee shall be immediately paid by the Company to the Holder whenever such rights or warrants are issued, and shall become effective retroactively as of the record date for the determination of stockholders entitled to receive such rights or warrants.

         4.6. MERGER, SALE OF ASSETS. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be: (a) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein); (b) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise; or (c) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, (x) the Expiration Date shall be extended to June 11, 2004, and (y) as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a Holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.6 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

         4.7. RECLASSIFICATION. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, shall change any of the securities as to which purchase rights under this Warrant exist, by reclassification of securities or otherwise, into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this
Section 4.

         4.8. ADJUSTMENT OF EXERCISE PRICE. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, the Exercise Price with respect to the Warrant Shares shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

         4.9. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant or the Exercise Price of the Warrant Shares is adjusted as provided herein, the Company shall mail to the Holder a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of the Warrant and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

 5. NOTICES TO HOLDER. So long as this Warrant shall be outstanding: (a) if the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash; or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any similar rights; or (c) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed to the Holder, at least fifteen (15) days prior to the relevant date described below, a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company's stockholders is to be taken for the purpose of any such dividend, distribution of rights, or such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up is to take place, the effect of the action, to the extent such effect may be known on the date of such notice, on the Exercise Price and the kind and amount of shares of stock or other securities or property deliverable on the exercise of the Warrant, and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event. All such notices shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, and (ii) in the case of mailing, on the third business day following the date of such mailing.

6.       WARRANT REGISTRATION; TRANSFER OR LOSS OF WARRANT.

         6.1. WARRANT REGISTER. This Warrant shall be numbered and registered in a warrant register as it is issued and transferred, which warrant register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a warrant agent or the Company's Transfer Agent.

         6.2. TRANSFER. This Warrant may be transferred, exercised, exchanged or assigned ("transferred"), in whole or in part, subject to the provisions of this
Section 6.2. The Holder shall have the right to transfer all or a part of this Warrant and all or part of the Warrant Shares. The Company shall register in the warrant register any transfer of the Warrant, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of a transfer, new Warrant(s) shall be issued to the transferee(s) and the surrendered Warrant shall be canceled by the Company. A Warrant may also be exchanged, at the option of the Holder, for one or more new Warrants representing the aggregate number of Warrant Shares evidenced by the Warrant surrendered. This Warrant and the Warrant Shares or any other securities ("Other Securities") received upon exercise of this Warrant or the conversion of the Warrant Shares shall be subject to restrictions on transferability unless registered under the SECURITIES ACT OF 1933, as amended ("1933 Act"), or unless an exemption from registration is available. Until this Warrant and the Warrant Shares are so registered, this Warrant and any certificate for Warrant Shares issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, stating that this Warrant or the Warrant Shares may not be sold, transferred or otherwise disposed of unless the Warrant or the Warrant Shares may be transferred without such registration under the 1933 Act. This Warrant and the Warrant Shares may also be subject to restrictions on transferability under applicable state securities or blue sky laws.

         6.3. COMPLIANCE WITH LAWS. Until this Warrant or the Warrant Shares are registered under the 1933 Act, the Company may require, as a condition of transfer of this Warrant or the Warrant Shares that the transferee (who may be the Holder in the case of an exchange) represent that the securities being transferred are being acquired for investment purposes and for the transferee's own account and not with a view to or for sale in connection with any distribution of the security.

         6.4. LOSS OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct its Transfer Agent to execute and deliver, a new Warrant of like tenor and date, any such lost, stolen or destroyed Warrant thereupon shall become void.
 7. REGISTRATION RIGHTS. The Company shall be obligated to the Holder of the Warrants and the Warrant Shares as follows:

         (a) Whenever the Company proposes to file with the Securities and Exchange Commission a Registration Statement (other than on Form S-8 or as to securities issued pursuant to an employee benefit plan or a transaction subject to Rule 145 promulgated under the 1933 Act), it shall, at least 15 days prior to each such filing, give written notice of such proposed Filing (a "Filing Notice") to the Holder and each holder of Warrant Shares at their respective addresses as they appear on the records of the Company, pursuant to which the Company shall offer to include in such Filing any or all of the Warrant Shares purchasable under the Warrant and any Warrant Shares theretofore issued on exercise of any portion of the Warrant. The Holder and holders of Warrant Shares shall have until the 10th day after receipt of such notice to send to the Company a written request or requests (a "Registration Request") that shall specify the number of Warrant Shares which the Holder or holder of Warrant Shares desires to have included in such filing (the aggregate amounts of which specified in all such Registration Requests of the Holder and the holders of Warrant Shares shall be referred to hereinafter as the "Registrable Securities") and the manner of disposition for such Registrable Securities proposed by the Holder or holders of Warrant Shares. The Company shall include in such filing, for registration under the 1933 Act and disposition in accordance with the method of disposition set forth in such Registration Requests, the aggregate number of Registrable Securities which the Holder or holders of Warrant Shares requested be included in such filing. In the event that the managing underwriter for said offering advises the Company and the holders of the Registrable Securities in writing that the inclusion of such securities in the offering would be detrimental to the offering of any shares or other securities to be sold and issued by the Company pursuant to such Registration Statement, the Company will include in such Registration Statement the number of Registrable Securities which in the opinion of such managing underwriter can be included in such Registration Statement, together with the shares of all other shareholders who exercised similar registration rights to have their shares sold pursuant to such Registration Statement ("Other Shares"), on a pro rata basis among all holders of such Registrable Securities and Other Shares according to the ratio that the number of Registrable Securities owned by the Holder hereof and any such other holder bears to the total number of Registrable Securities and Other Shares owned by all such holders.

         (b) In addition to any Registration Statement required pursuant to subsection (a) above, the Company: (a) shall, within thirty (30) days after the execution of this Warrant by the Company, prepare and file, at the Company's own expense, a Registration Statement with the Securities and Exchange Commission and appropriate Blue Sky authorities sufficient to immediately render the Warrant Shares appropriately registered under all applicable federal and state laws, and will use its best efforts, at its own expense, through its officers, directors, auditors and counsel, in all matters necessary or advisable, to cause such Registration Statement to become effective as promptly as practicable and to maintain such effectiveness so as to permit resale of the Warrant Shares covered by this Warrant at all times; and (b) at any time prior to the Expiration Date, the Company shall, as promptly as practicable (but in any event within thirty (30) days), after written request (the "Request") by Holder, or by a person or persons holding (or having the right to acquire by virtue of holding the Warrant) at least fifty percent (50%) of the shares of Common Stock which have been (or may be) issued upon exercise of the Warrant, prepare and file, at the Company's own expense, a Registration Statement with the Securities and Exchange Commission and appropriate Blue Sky authorities sufficient to permit the public offering of the Warrant Shares and will use its best efforts at its own expense through its officers, directors, auditors and counsel, in all matters necessary or advisable, to cause such Registration Statement to become effective as promptly as practicable and to maintain such effectiveness so as to permit resale of the Warrant Shares covered by the Request under applicable federal and state securities law without restriction. Notwithstanding the foregoing, if a Registration Statement is filed pursuant to this Section 7.2(b) but is not declared effective within 120 days of the date of the filing thereof or, despite being declared effective within such period of time, is not kept effective as required above, then, it shall not be deemed to be a Registration Statement meeting the requirements hereunder and shall not satisfy or discharge the Company's obligations under this Section 7.2(b).

         (c) The Company shall not be required to file a Registration Statement pursuant to Section 7.2(b) if, in the opinion of counsel for the Holder and holders of Warrant Shares and counsel for the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for such holders and the Company), the proposed public offering or other disposition as to which such Registration Statement is requested is exempt from registration and no longer subject to the volume and manner of sales restrictions of Rule 144 under federal securities law, and also exempt from qualification under applicable state securities laws and such offering or other disposition would result in all purchasers or transferees of such Warrant Shares proposed to be sold by any holders of the Warrants or Warrant Shares obtaining Warrant Shares may be sold publicly pursuant to Section 4(1) of, the 1933 Act.

         (d) In consideration for the Company agreeing to its obligations under this Section 7, the holder of Registrable Securities agrees in connection with any registration of the

Company's securities that, upon the request of the Company or the underwriters managing any underwritten-offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed the lesser of the lowest number of days any other holder of the Company's securities which are included in such registration is required not to take the actions described in this Section 7(d), and 180 days) from the effective date of such registration as the Company or the underwriters may specify.

         (e) If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under
Section 7(b), the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitations, indemnities to the effect and to the extent provided in Section 8 hereof.

8.       INDEMNIFICATION.

         (a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder, each of such Holder's officers, directors, partners and agents, and each person controlling such Holder, with respect to any registration, qualification, or compliance effected pursuant to Section 7, and each underwriter, if any, and each person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages, and liabilities (or actions in respect thereto) to which they may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended, (the "1934 Act"), or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification, or compliance, and will reimburse, as incurred, each Holder, each underwriter, and each director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense, arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by any of the Holders or underwriter and stated to be specifically for use therein.

         (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in such registration, qualification, or compliance, severally and not jointly, indemnify the Company, each of its directors, and each officer who signs a Registration Statement in connection therewith, and each person controlling the Company, each underwriter, if any, and, each person who controls any underwriter, of the Company's securities covered by such a Registration Statement, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Company, and each such underwriter or other person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of each such Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of securities under such Registration Statement. In no event will any Holder be required to enter into any agreement or undertaking in connection with any registration under this Section 8 providing for any indemnification or contribution obligations on the part of such Holder greater than such Holder's obligations under this Section 8.

         (c) Each party entitled to indemnification under this Section 8 (the "Indemnified Party") shall give notice to the party required to provide such indemnification (the "Indemnifying Party") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and the Indemnifying Party shall assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense with its separate counsel at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability in respect to such claim or litigation.

         (d) If any Holder includes Registrable Securities in any registration, such Holder shall furnish to the Company such information regarding such Holder, and the distribution proposed by such or Holder, as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in Sections 7 and 8.

9. CONTRIBUTION. In order to provide for just and equitable contribution under the 1933 Act in any case in which: (a) the Holder or any holder of the Warrant Shares or controlling person makes a claim for indemnification pursuant to Section 8 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 8 hereof provide for indemnification in such case; or (b) contribution under the 1933 Act may be required on the part of the Holder or any holder of the Warrant Shares or controlling person, then the Company and the Holder or any such holder of the Warrant Shares or controlling person shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holder or holder of Warrant Shares or controlling person on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and such holders of such securities and such controlling persons agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method which does not take account of the equitable considerations referred to in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10. CALL OPTION. The Company shall have the right to purchase all of this Warrant from the Holder, to the extent the Holder has not exercised this Warrant or provided notice to the Company of its decision to exercise this Warrant, for a cash purchase price equal to (a) the number of Warrant Shares still subject to this Warrant, multiplied by (b) three and one-half times the Exercise Price. Payment of the purchase price shall be made by the Company to the Holder in cash within seven (7) calendar days after notice from the Company to the Holder of its election to purchase all or a portion of this Warrant. In the event the Holder has acquired any Common Stock as a result of exercising all or any portion of this Warrant and the Holder still owns such Common Stock for its own account and has not entered into any agreement to sell such Common Stock to any other party, the Company shall have the right to repurchase such Common Stock from the Holder for a per share purchase price equal to five times the Exercise Price paid by the Holder for such Common Stock. Such purchase price shall be paid in cash within seven (7) calendar days after notice from the Company to the Holder of its election to acquire such Common Stock. The Holder also agrees that prior to selling any Common Stock acquired from the exercise of this Warrant to any third-party or entering into any agreement to sell any such Common Stock to any third-party, the Holder shall provide written notice to the Company of its intent to sell Common Stock acquired from the exercise of this Warrant and the purchase price and other relevant terms of the proposed sale of such Common Stock ("Sale Notice"). The Company shall have a period of forty-eight (48) hours to purchase such Common Stock from the Holder for a per share purchase price equal to five times the Exercise Price paid by the Holder for such Common Stock. If the Company fails to purchase such Common Stock from the Holder within such forty-eight (48) hour period and as otherwise provided for above, the Holder shall have the right to sell such Common Stock to any party, free and clear of the options in this
Section 10, on the terms set forth in the Sale Notice.

11. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times, in good faith, take all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

12.      RESTRICTIVE LEGEND. Unless and until otherwise permitted by this
Section 12, each certificate for Warrants issued under this Agreement, each certificate for any Warrants issued to any transferee of any such certificate, each certificate for any Common Stock issued upon exercise of any Warrant and each certificate for any Common Stock issued to any transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR IS SUCH REGISTRATION CONTEMPLATED. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO

SUBJECT TO A CALL OPTION DESCRIBED IN A WARRANT AGREEMENT DATED JUNE 11, 1999."

13. NOTICES. Notices and other communications to be given to the Holder shall be deemed sufficiently given if delivered by hand, or three (3) business days after mailing if mailed by registered or certified mail, postage prepaid, addressed in the name and at the address of such Holder appearing on the records of the Company. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or three (3) business days after mailing if mailed by registered or certified mail, postage prepaid, to the Company at:

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
                    1111 South Paca Street
                    Baltimore, Maryland 21230
                    Attn.: Thomas P. Rice, President

Either party may change the address to which notices shall be given by notice pursuant to this Section 13.

14. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Maryland.

                                     ANNEX A


                               [FORM OF EXERCISE]

                    (To be executed upon exercise of Warrant)


 The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant dated June 11, 1999, to purchase ________________ shares of Common Stock and herewith tenders payment for such shares. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of _________________________________________, whose address is
___________________________________. If such number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name of _________________________________, whose address is
______________________________________________.

Dated:

                      Signature:
                                    ------------------------------
                                    (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)



-------------------------------
Insert Social Security or Taxpayer
I.D. No. of Holder)